UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report	January 26, 2012
(Date of earliest event reported)

First Ottawa Bancshares, Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-30495	36-4331185
(Commission File Number)	(I.R.S. Employer Identification Number)

701 LaSalle Street, Ottawa, Illinois 61350	61350
(Address of principal executive offices) (Zip Code)	(Zip Code)

(815) 434-0044
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Offers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Effective January 26, 2012, Patrick D. Fayhee retired from his positions as Executive Vice President and Chief Credit Officer of The First National Bank of Ottawa (the “Bank”), the wholly-owned banking subsidiary of First Ottawa Bancshares, Inc., pursuant to an Agreement and Release, dated January 26, 2012, between Mr. Fayhee and the Bank (the “Release”).  The Release provides for the payment of compensation and benefits to Mr. Fayhee in accordance with the material terms of the Employment Agreement, dated November 5, 2005, between the Bank and Mr. Fayhee, as amended by Amendment No. 1, dated December 10, 2008, in exchange for a release of the Bank from all liability, claims, demands and actions arising out of or related to Mr. Fayhee’s employment with the Bank.  Mr. Fayhee will also continue to be entitled to receive payments under the First Ottawa Bancshares, Inc. Deferred Compensation Plan and his Supplemental Nonqualified Retirement Agreement, in accordance with the particular terms of each document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST OTTAWA BANCSHARES, INC.

Dated: January 27, 2012	By:	/s/Joachim J. Brown
	Name:	Joachim J. Brown
	Title:	President and Chief Executive Officer